Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2011, (except for Note 2, as to which the date is October 20, 2011), with respect to the financial statements of Qpod.inc for the period from June 4, 2010 to August 11, 2010 included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-174661) and related Prospectus of Groupon, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
October 20, 2011